U.S.SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Amendment 3
FORM SB-2/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

USChina Channel Inc.
(Name of Small Business Issuer in its Charter)

Nevada                         7389                         20-4854568
(State or Other      (Primary Standard Industrial       (I.R.S. Employer
Jurisdiction           Classification Code Number)      Identification No.)
Of Organization)

               665 Ellsworth Avenue, Connecticut, 06511
                      Tel: (203) 844-0809
(Address and Telephone Number of Registrant's Principal Place of Business)

Approximate Date of Proposed Sale to the Public: As soon as this registration statement becomes effective, and it is practicable to sell.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                    CALCULATION OF REGISTRATION FEE

Title of Each  Proposed Maximum  Proposed Maximum  Amount of  Registration
Class of       Number of Shares   Offering Price   Aggregate   Fee (1)
Securities to    to be             Per Share        Offering
be Registered   Registered                          Price (1)

Common Stock    400,000             $0.50           $200,000   $21.40


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2007.




                         USChina Channel Inc.
                    400,000 Shares of Common Shares
                          $0.50 per Share

USChina Channel Incorporation is offering a maximum of 400,000 common shares to be sold at a fixed price of $0.50 per share. The 400,000 common shares we are offering represents 28.1% of our Company, which will be outstanding following this offering. We are conducting this offering on a best efforts basis. As such, there is no minimum number of common shares that we must sell. There is no minimum purchase requirement in this offering. All proceeds from the sale of this offering will be held in the bank account of USChina Channel, Inc., and available for our immediate use. There will be no refunds to investors because we may use all the funds from this offering immediately.
The offering date begins ninety (90) days after the effective date. We reserve the right to extend the offering for an additional ninety days; however, the offering will not be in place longer than one hundred and eighty
(180) days from the effective date. We reserve the right to terminate this offering at anytime sooner.

The securities of this prospectus involve a high degree of risk (please see "RISK FACTORS", page 5). Therefore, the securities we are offering with this prospectus should only be purchased by investors who can afford to lose the full value of their investment.

Neither the Securities & Exchange Commission ("SEC"), nor any state securities commission, has approved or disapproved the securities being offered, nor has any such agencies passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This is our initial public offering. Currently, there is no public market for our shares. The common shares offered by this prospectus will be sold by Mr. Andrew Chien, our sole officer, without any discounts or commissions paid.

The date of this Prospectus is March 1, 2007.





TABLE OF CONTENTS                                               Page

PROSPECTUS SUMMARY                                                3
RISK FACTORS                                                      5
     RISKS RELATED TO OUR COMPANY                                 5
     RISKS RELATED TO THIS OFFERING                               9
FORWARD-LOOKING STATEMENTS                                       11
USE OF PROCEEDS                                                  12
DETERMINATION OF OFFERING PRICE 			         13
DILUTION 						         13
PLAN OF DISTRIBUTION						 15
TRANSFER AGENT AND REGISTRAR				         17
LEGAL PROCEEDINGS						 17
DIRECTORS, EXECUTIVE OFFICER, PROMOTERS, AND CONTROL PERSONS 17 SECURITY OWERSHIP OF CERTAIN BENEFICIAL OWERNERS AND MANAGEMENT 19
FUTURE SALES BY EXISTING SHAREHOLDERS				 19
DESCRITION OF SECURITIES 					 19
INTEREST OF NAMED EXPERTS AND COUNSEL 				 20
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT
     LIABILITIES                                                 20
ORGANIZATION WITHIN LAST FIVE YEARS				 21
DESCRIPTION OF BUSINESS 					 21
MANAGERMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	 26
DESCRIPTION OF PROPERTY						 28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS			 28
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	 29
EXECUTIVE COMPENSATION					         29
FINANCIAL STATEMENTS					         30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTA ON ACCOUNTING AND
     FINANCIAL DISCLOSURE                                        41



                       PROSPECTUS SUMMARY

The following summary explains important information regarding the business of USChina Channel and the shares of common stock we intend to sell. Because this is a summary, it does not contain all the information that may be important to you. You should read the entire prospectus and its appendices carefully before you decide to invest. Please see "RISK FACTORS" on page 5.

As used in this prospectus, the terms "we", "us", "our", the "Company", the "INC." and "USChina Channel" all refer to USChina Channel Incorporation, a Nevada Corporation. Also, in this prospectus we use the term "USChina Channel LLC", which is a private limited liability company owned entirely by Mr. Andrew Chien, our sole officer. The terms "LLC" and "USChina Channel LLC" should be interpreted as referring to "USChina Channel, LLC.", the private Company owned by Mr. Chien.

All dollar amounts commonly refer to US dollars unless otherwise indicated.

Our Business

USChina Channel Incorporation was incorporated in the State of Nevada on April 26, 2006. Our office address from which we will conduct our business is located at 665 Ellsworth Avenue, New Haven, CT 06511. Our telephone number is
(203)844-0809. We maintain a web site at: www.uschinachannel.net

We intend to furnish business services to small and medium sized, private companies in the People's Republic of China who wish to find business partners, agencies, financing sources, or who wish to become public through an IPO or reverse merger in the United States, Canada or Europe. These services consist of:

a. Preparing SEC filings for Chinese companies, as well as US "shell" companies that are willing to conduct merger transactions.
b. The filings include Forms 10-QSB, 10-KSB, 14C, SB-2, 8-K, Form 3's and 4's and other SEC forms.
c. Agency services for exhibits, including FREE demonstrations,
d. Making budget plans.
e. Document preparation for shareholder meetings.
f. Arranging displays and exhibit or display booths.
g. Agency services for conferences or road shows to prepare documents to assist executives with company presentations.
h. Patent broker services, including patent filings.

The business development of our Company is dependant on the leadership skills and continued employment of our sole officer, Mr. Andrew Chien. Mr. Chien has been providing management and consulting services, such as reverse mergers between Chinese private companies and OTCBB listed "shell" companies in the United States since January 11, 2006, when he formed USChina Channel, LLC., a Connecticut limited liability company. Mr. Chien is the sole owner of USChina Channel, LLC.

Although USChina Channel, LLC. and our Company, USChina Channel Incorporation, have the same name, there will be no overlapping of services between the private LLC and USChina Channel, nor shall the LLC be an agent for USChina Channel.

The LLC's customers are limited to the privately owned, small or medium sized Chinese Companies. The LLC is neither an agent for SEC filings, nor engaged in the business of providing exhibits, conferences/road shows, or patent and lettering services. USChina Channel's customers will primarily include the publicly listed companies. We believe the customers of the LLC will be interested in the services furnished by USChina Channel and any success of the LLC will benefit the marketing efforts of USChina Channel.

The Company

We are a Development Stage company that, as of the date of this prospectus, has not yet commenced operations nor generated any revenues because we do not have funding to promote our services. (see page 22, DESCRIPTION OF BUSINESS)

We currently use the home of our sole officer, Mr. Andrew Chien, rent free as our office. We do share fees with Mr. Chien to use the following office equipment: fax machine, scanner and Internet services.

Our auditor is concerned that we may not have the ability to continue our business if we do not raise enough capital to continue our work. Despite the fact that we have insufficient working capital, we are not a 'blank check' company, nor do we intend to enter into a business combination with another entity.

The Offering

Securities Offered:      Maximum 400,000 shares of common stock,
                         Par value $0.001
Offering price:          $0.50 per share
Offering period:         The shares are being offered for a period not to
                         exceed 90 days, unless extended by our board of
                         directors for an additional 90 days.
Net proceeds to our
 Company:                $200,000
Use of proceeds:         Payment of offering expenses, equipment,
                         marketing, and working capital. The proceeds
                         raised from this offering will not be used to pay
                         any compensation to our officer or directors.
Shares outstanding
before the offering:     1,020,000
Shares outstanding
after the offering:      1,420,000 (assumes maximum shares are sold)

Summary of Selected 	 We are a Development Stage company. Since filing
Financial Data:          our registration on April 26, 2006, thru December
                         31, 2006, we have had no revenue or earnings from our business activities.

As of December 31, 2006, a summary of our unaudited financial data is as follows:

Revenue:                 $    0
Net Profits (loss):      (5,354)
Total Assets:             1,020
Total Liabilities:        5,354
Shareholder Equity:     $(4,334)


                             RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and information provided in this prospectus. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

WE ARE AT A LOSS FOR THE QUARTER ENDED DECEMBER 31, 2006. THERE IS A RISK WE MAY NEVER BECOME PROFITABLE.


                   RISKS RELATING TO OUR COMPANY

1. We have no operating history and our operating results are unpredictable.

We have no operations. However, we have experienced a loss since inception due to expenses associated with organization and start-up. We established the Company as a Nevada corporation in April of 2006. Shortly thereafter, we applied to the SEC to become an EDGAR filer, and we granted such status on June 28, 2006. Although we believe that we are capable of generating revenue from our intended business, our management does not have any experience in filing SEC documents, except for the documents we are filing that are related to this offering. Since the Company's formation, we have not realized any revenue. We do not have any customers to date. We are in the developmental stage, but there is no certainty that our business will ultimately prove successful.

2. We will incur increased costs as a result of being a public company.

Conducting our business as a public company will cause us to incur significant accounting and other expenses that we did not have as a private company. In addition, the Sarbanes-Oxley Act, as well as certain rules implemented by the SEC, require changes in corporate governance practices of public companies. These new rules and regulations will increase our legal, accounting and financial compliance costs and will require additional staff time.

3. Our auditors have raised substantial doubt about our ability to continue as a going concern, since the Company does not currently have sufficient working capital necessary to pursue our intended business.

We only have $1,020 cash on hand, and shareholder equity of $(4,334) as of December 31, 2006. We do not anticipate any predictable cash flow in the near future. If we fail to generate revenue, we may suffer losses due to the costs and expenses related to implementing our business model. We cannot offer any assurance that we will be successful in attracting or retaining any customers.

Because we do not have sufficient working capital necessary to pursue our business objectives, our auditors have expressed their opinion that we may fail in the near future if we do not raise sufficient capital soon. This opinion must be disclosed to all potential investors and other sources of capital, which may adversely affect our ability to raise capital. Shareholder and creditor confidence may be very low in evaluating our Company. If we are successful in acquiring a loan or a line of credit, we may be charged a much higher interest rate because of our financial condition.

4. We may only raise minimal funds in this offering.

There is no minimum number of shares which must be sold in this offering. Therefore, it is possible we may not raise any funds, or an amount that is so small, it does not help the Company.

If negligible funds are realized from this offering, and we can not generate new cash flow from our business, we would need to take a loan from Mr. Chien to continue the business. The loan limit from Mr. Chien is 70,000 minus the proceeds from the offering. After the loan is close to the limit, the Company may cease its operation, and investors could lose their investment.

Based on our current operating plan, if the maximum amount of shares of this offering are sold, then we should have sufficient working capital to cover our expenditures for the next twelve to fifteen months. If we can not find additional capital or attract a sufficient amount of new customers after fifteen months, then our business would fail and you would likely suffer a loss of your entire investment.

5. We do not yet have any substantial assets and you will be providing all of the cash for our operations.

We are completely dependent upon loans from Mr. Chien, or the proceeds of this offering to fully fund our business. If we cease operations for any reason, you may lose your investment. Mr. Chien, Ms. Yu and Ms. Chien, our only shareholders to date, will lose their total start up investment of One Thousand Twenty dollars ($1,020), plus any paid expenses up to Seventy Thousand ($70,000), less the amount of proceeds received in this offering.

Based upon a financial agreement between Mr. Chien and our Company, dated October 3, 2006, the maximum loan proceeds we will receive from Mr. Chien are Seventy Thousand Dollars ($70,000). If the proceeds from this offering are greater than Seventy Thousand ($70,000), the Company will repay the entire loan to Mr. Chien, without paying any interest on the loan. The financial agreement will automatically terminate ten (10) days after this offering terminates.

If the offering is successful, Mr. Chien, Ms. You and Ms. Chien, will receive a significant benefit from shareholder investment. If the Company does not receive any cash from customers or receive additional financing after this offering, you may lose your entire investment while Mr. Chien, Ms. Yu and Ms. Chien, may only lose the investment of $1,020, plus the amount of any loans received by the Company from Mr. Chien.

6. Our only Officer, Mr. Chien, has another outside business. He may be unable to devote his full time to the Company, causing the business to fail.

Mr. Chien, our President and sole officer, is also responsible for the operations of another company, USChina Channel LLC, which has similar clientele but different services than USChina Channel. The activities of the LLC may constantly occupy his time, which may result in interruptions or delays in our customer service for our Company. These delays could negatively affect the success of our Company.

7. Except for Mr. Chien's loan, which is limited to $70,000 (and payable from the proceeds received in this offering), we do not have any additional sources of funding for our business and we cannot guarantee that we will be able to find any additional funding when and if needed.

Other than the proceeds from this offering and the loan from Mr. Chien, no other source of capital has been identified or offered to us. Therefore, we have no alternate source of funding beyond the loan from Mr. Chien should we fail to complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may not be favorable and may result in dilution of our shareholder value.

8. We are subject to the many risks of doing business in China.

Any slow down in the economy of China could reduce the demand for our services. Our business, financial condition, results of operations and prospects are affected significantly by economic, political, legal developments, or the changes in the regulations and rules of the financial industry in China.

9. We are dependant upon engaging new customers.

To date, the services offered by our Company to its Chinese customers have been billed at hourly rates that are lower than they should be. We intend to begin billing customers on an annual service basis, or by completed projects. The success of our business depends on our management's ability to acquire more customers, especially customers that are companies listed on one of the US, Canadian or European stock exchanges who desire to merge with a Chinese Company.

However, there is intense competition existing in the Chinese business service area, especially in the massive financial market. There are many lawyers who perform SEC filing work. Many professionals are now bi-lingual and there are many full service companies that are replacing the "one individual" item service Company. Our Company does not provide legal advice, nor does it perform investment advisor services. This may limit the number of customers we can acquire.

10. SEC regulation change

Our potential customers are interested in "reverse mergers" with a US, Canada or European "shell" Company. Any future SEC regulation changes that affect "reverse mergers" and "back door registrations" will greatly influence our potential number of customers.

11. We have no business insurance

USChina Channel presently does not have any business insurance coverage and may suffer losses resulting from business interruptions, theft, or unanticipated legal expenses.

12. If we grant employee share options or other share-based compensation in the future, our net income per share could be negatively affected.

If we are forced to pay employees with stock, or stock options for services already performed, we may substantially reduce the worth of each share.

13. Foreign currency exchange policy in China could adversely affect our profitability.

In China, it is not free for any business or person to exchange Chinese currency (RMB) into US dollars. Some payments to us may be in RMB. We would need assistance to change RMB into dollars, which could incur fees. This may reduce our profits. The fluctuations of the foreign currency exchange rate may also affect our revenues and operating proceeds.

14. Our sole officer and the directors control our Company.

Our sole officer, Mr. Chien, currently owns 98% of the outstanding common stock. Mr. Chien and our directors collectively own 99% of our outstanding shares of common stock. Following completion of this offering, our sole officer and directors collectively will own about 71% of the common stock and remain in control of the Company. Although Mr. Chien and Ms. Yu are not party to any voting agreement, they will be able to exert significant influence, or even authority, over matters requiring approval by our security holders, including the election of all of our directors and the members of the Auditing Committee, control our operations, and inhibit your ability to change the Company's operations, regardless of the number of shares sold in this offering. After the offering, Mr. Chien will at least own 70.4% of the shares, assuming the maximum shares are sold, and a greater percentage in the event that less than the maximum or no shares are sold in this offering. As a result, Mr. Chien will be able to elect all of our directors and members of our Audit Committee, control our operations, and prevent any or all other shareholders from making any change in the Company's operations. Accordingly, our shareholders will not have sufficient votes to cause the removal of Mr. Chien and/or Ms. Yu in their function as officer and directors. Such concentrated control of the Company may adversely affect the price of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a method of voting that allows a shareholder to multiply the number of shares owned by the number of directors to be elected. The resulting number equals the total votes that a shareholder may cast for all of the directors. This voting procedure gives minority shareholders more authority, by allowing them to cast all of their director votes for a single candidate. However, our company only provides regular or statutory voting rights, in which shareholders will have only one vote per share for each director candidate. Consequently, minority shareholders will not be in a position to elect a director. Rather, directors will be elected on the basis of votes cast by the majority of the shareholders. And, as clarified above, the majority shareholder prior to, and following the closing date of the offering, will be Mr. Chien. He will be the only individual in a position to elect directors, and members of the Audit Committee. The minority shareholders will not have any control over the Company, and may not be able to sell their shares if a market for such shares has not been developed or maintained.

15. We are dependent upon our officer Mr. Chien to develop our business.

We have no employees and are solely dependent upon our officer, Mr. Chien, to create and maintain our business. Should something happen to Mr. Chien, or if Mr. Chien is not proficient with developing our business, then the Company may fail and cease operations. Mr. Chien, is our President, CEO, CFO, Treasurer, and Secretary. He began performing duties for the Company without pay in the last week of July, 2006, and presently devotes about thirty hours per week to the Company's operations. Mr. Chien was responsible for preparing this registration statement on Form SB-2. We do not have an employment agreement with Mr. Chien.

We do not carry a "key person" life insurance policy on Mr. Chien. The loss of Mr. Chien could have a material adverse affect on our Company. However, Mr. Chien has stated that he has no intention of leaving the Company. Although Mr. Chien has had more than eighteen years of experience in China, and firmly believes he will be able to successfully develop the Company as a profitable entity, Mr. Chien's business experience is limited, and neither he, nor the Company can guarantee any degree of success.


                    RISKS RELATED TO THIS OFFERING

OUR STOCK PRICE IS VOLATILE AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PRICE HIGHER THAN WHAT YOU PAID.

16. We must comply with penny stock regulations, which could effect the liquidity and price of our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to: Deliver a standardized risk disclosure document prepared by the SEC; Provide the customer with current bid and offers quotations for the penny stock; Explain the compensation of the broker-dealer and its salesperson in the transaction; Provide monthly account statements showing the market value of each penny stock held in the customer's account; Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's consent; and Provide a written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

17. We do not anticipate paying any cash dividends in the foreseeable future, which may reduce your return on an investment in our common stock.

We intend to retain any future earnings to finance the growth and development of our business. Therefore we do not plan to pay any cash dividends in the foreseeable future. Any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

18. There is no trading market for our common stock and listing our stock on the Over-The-Counter Bulletin Board will increase the volatility of our stock and make it harder to sell our stock.

Our common stock is not eligible for trading on any stock exchange and there can be no assurance that our common stock will achieve listing on any such exchange. We intend to apply for listing on the Over-The-Counter Bulletin Board Trading System pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing. The Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of market volatility for securities that trade on the Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including:

  a).The lack of readily available price quotations;
  b).The absence of consistent administrative supervision of "bid" and "ask" quotations;
  c).Lower trading volume; and
  d).Market conditions.

In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required to either sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned.

19. Investors in this offering may suffer substantial dilution or an unrealized loss of seniority in preferences and privileges if we need to seek additional funding in the future.

If we desire to raise additional capital in the future because we are experiencing losses in our current operations, or we need to expand our operations, then we may have to issue additional equity, preferred securities or convertible debt securities, which would cause the buyers in this offering to suffer dilution of their ownership percentage. In addition, it is possible that any future securities could grant new Shareholders rights, preferences, and/or privileges that are different from this offering.

20. Sales of the common stock by Mr. Chien, Ms. Yu and Ms. Chien may cause the market price for the common stock to decrease.

A total of 1,020,000 shares of common stock was sold to Mr. Chien, Ms. Yu and Ms. Chien at a price of $.001 per share, substantially less than the offering price of the shares being offered to investors in this offering. If they decide to sell any of their common stock in the future, those sales may cause the market price of the common stock to decrease. However, all of the shares of common stock owned by Mr. Chien, Ms. Yu and Ms. Chien are restricted securities as defined under Rule 144 of the Securities Act; meaning their stock may be eligible for sale after a period of one year, subject to timing, limits of sale quantity, and sale restrictions.

21. Investors in this offering will suffer substantial dilution because the share price paid by existing shareholders was much lower than the offering price.

Mr. Chien, Ms. Yu and Ms. Chien paid $0.001 per share because they were the founding shareholders, but investors in this offering will pay a fixed price of $0.50. Therefore, the investors in this offering will realize significant dilution in the book value of their shares.

Dilution arises as a result of our arbitrary determination of the offering price of the shares being offered, which is substantially greater than the book value of the shares held by our current shareholders prior to the offering. As of the date of this prospectus, we have 1,020,000 shares of common stock outstanding and a negative shareholder equity of -$4,334.

If the maximum amount of 400,000 shares are sold in this offering, we would have a per share book value of about $0.13. Thus, buyers who purchase shares in this offering will incur an immediate dilution in book value of their shares of $0.37, or roughly 73% per share. Our existing shareholders would receive an immediate increase in book value of approximately $0.13 per share, without any new investment on their part. (Please see Dilution, page 13)


                        FORWARD-LOOKING STATEMENTS

Subject to Section 21 E, of the exchange Act, this prospectus contains forward-looking statements. The forward-looking statements are based on our current goals, plans, expectations, assumptions, estimates and predictions regarding the Company.

When used in this prospectus, the words "plan", "believes," "continues," "expects," "anticipates," "estimates," "intends", "should," "would," "could," or "may," and similar expressions are intended to identify forward looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or growths to be materially different from any future results, events or growths expressed or implied in this prospectus.

The statements made in this prospectus should be read as being applicable to all forward-looking statements wherever they appear in this prospectus. These statements include, but are not limited to, statements under the captions, "RISK FACTORS," "USE OF PROCEEDS," "MANAGERMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS", and "DESCRIPTION OF BUSINESS".
We do not undertake any obligation to update any forward-looking statements made by us.

                            USE OF PROCEEDS

There can be no assurance that we will raise the maximum proceeds of $200,000. The following table itemizes each category of expenditures, assuming the sale of 25%, or 50%, or 100% of the shares offered.

Offering Percentage        25%         50%        75%         100%

Total Proceeds:          $50,000    $100,000   $150,000     $200,000
Expenditure Item
Cost of This Offering (1) $5,400      $5,400     $5,400       $5,400
Accounting Expenses (2)   $5,000      $5,000     $6,000       $7,000
Equipment (3)             $3,000      $4,000     $5,000       $5,000
Marketing (4)             $3,000      $5,000     $6,000      $11,000
Working Capital (5)      $33,600     $80,600   $127,600     $171,600

Total Use of Proceeds:   $50,000    $100,000   $150,000     $200,000

The above expenditures are further explained as follows:

(1) Cost of This Offering:

  a)The fee is based upon the work, which has gone into the preparation of the registration statement known as Form SB-2 and other related expenses.
  b)We plan to have Mr. Chien, our president, sell shares for our company.
  c)Mr. Chien will not receive any commissions or discounts.
  d)We do not have any agreements, arrangement or understandings with any
  e)Broker-dealers to offer or sell our shares.

(2) Accounting Expense:

  a) The fee is based upon the internal control and auditing costs associated with maintaining a reporting company in the US.

(3) Equipment:

  a) We plan to allocate the equipment expenditures as follows:
    - computers ($2500)
    - storage equipment ($2000)
    - software ($500)

  b) Should we raise less than the maximum amount, we will not purchase the storage equipment.

(4) Marketing

  a) We plan to allocate the marketing expenditures as follows:
    - distribution of marketing and literature ($1,000)
    - advertising ($5,000)
    - attendance and participation at industry events ($5,000)

  b) Should we raise less than the maximum amount, we plan to decrease each sub-category proportionally.

(5) Working Capital:

  a) We Plan to allocate the working capital expenditures, in order of priority as follows:
    - transfer agent ($3,000),
    - lawyers and tax advisors ($30,000),
    - utilities ($1,000),
    - new web site development ($1,000),
    - fees for researchers, or writers ($30,000),
    - attending seminars or accept training in both USA and China ($15,000),
    - paying temporary help in China ($50,000, fees paid to other persons performing services for our Chinese customers on individual projects) and
    - working capital reserve ($41,600).

  b) No proceeds from the "working capital" category will be used to pay Mr. Chien.

  c) Should we raise less than the maximum amount, this category will be reduced proportionally.

Details of the allocations can be further reviewed on Page 26: "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS"

We believe the itemized expenditures to be our best estimates; however, actual expenditures may vary from the estimates listed above. For example, as we get into the nuts and bolts of our business, there may be a greater cost for marketing rather than purchasing equipment. Any variation would cause us to reallocate the funds from one category to another.

We do not plan to use funding from this offering for any purpose other than that which is disclosed in this prospectus. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

                   DETERMINATION OF OFFERING PRICE

The offering price was contingent upon our business needs. There is no relationship between our offering price versus our assets, future earnings, book value, net worth or other economical or recognized criteria.

                              DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share. Net tangible book value is the amount you receive after deducting the total liabilities plus intangible assets from the total assets of the Company. We expect dilution to occur following this offering because we have arbitrarily set the offering price higher than the book value of our shares.

As of the date of this offering, we had 1,020,000 common shares issued and outstanding at a negative book value of -$4,334 or -$0.004 per share.
Our officer, directors and existing shareholders, own these 1,020,000 shares. The fixed price paid for each of these 1,020,000 shares was $0.001 per share. For comparison sake, the price per share to be paid by investors in this offering will be $0.50 per share.

The proceeds from the sale of shares will vary depending on the total number of shares sold in this offering. If the 400,000 shares of the offering are fully subscribed, the total capital contributed by new investors will be $200,000, and there will be a total of 1,420,000 shares issued and outstanding. Our existing shareholders will then hold 71.8% of our issued and outstanding shares and our new investors will hold 28.2% of our issued and outstanding shares.

Deducting $5,400 for offering costs, the net proceeds would total $194,600. Since our current book value is -$4,334, the net proceeds of the maximum offering would give us a net tangible book value of $190,266, or about $0.13 per share. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in net tangible book value at $0.37, approximately 73%, while our existing shareholders will receive an increase in net tangible book value at approximately $0.13 per share without participating in this offering financially.

Following is a table detailing dilution based on the percentage of shares sold in this offering:

                                 25%      50%      75%      100%
Net Tangible Book Value Per
Share before offering (1)        $0       $0       $0        $0

Net Tangible Book Value per
Share after offering (2)       $0.03    $0.07    $0.10     $0.13

Increase in Net Tangible Book
Value Per Share Due to         $0.03    $0.07    $0.10     $0.13
Offering (3)

Dilution (subscription price
of $0.50, minus Net Tangible   $0.47    $0.43    $0.40     $0.37
Book Value per share)(4)

Dilution Percentage (5)          94%      86%      80%       73%

(1) The net tangible book value per share before the offering is determined by dividing the number of shares of common stock outstanding into the net tangible book value of our company.

(2) The net tangible book value per share is determined by dividing the number of shares that will be outstanding after the offering into the net tangible book value of our company after the offering.

(3) The increase in net tangible book value is attributable to the purchase of stock by new investors and is calculated by taking the net tangible book value per share after the offering and subtracting it from the net tangible book value per share before the offering.

(4) The dilution of new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price.

(5) The dilution percentage of new investors is determined by dividing the dilution value into the offering price.

This information is designed to compare the differences between your investment of our shares with the investment made by our existing shareholders, including our officer and directors.

                       PLAN OF DISTRIBUTION

The Company is offering 400,000 shares of common stock at a fixed price of $0.50 per share, which totals $200,000. We are self-underwriting this offering and will use our best efforts to sell the shares. There is no minimum number of shares that we must sell and there is no minimum purchase requirement for investors. We plan to sell the shares in this offering through the personal efforts of Mr. Chien, our officer, who will not receive a commission for selling the shares.

Contingent upon Section 15 of the Securities Exchange Act of 1934 (the "Act) Rule 3a4-1, Mr. Chien will not register as a broker dealer. Rule 3a4-1 provides that an associate person (or an employee) of an issuer who participates in the sale of the issuer's securities does not have to register as a broker-dealer if such person, at the time of participation:

(1) is not subject to a "statutory disqualification," as defined in
Section 3(a)(39) of the Act;

(2) is not compensated by payment of commissions or other remuneration based directly or indirectly on securities transactions;

(3) is not an associated person of a broker or dealer; and

(4) limits its sales activities as set forth in the rule.

Mr. Chien is not subject to "statutory disqualification," nor is he being compensated, either directly or indirectly, with any commission in connection with his efforts to sell the shares. Mr. Chien is not, nor has he ever been associated with a broker-dealer, and he will be the only individual to offer the securities on behalf of USChina Channel INC.

Mr. Chien does not participate in selling an offering of securities for any issuer more often than once every 12 months, pursuant to Paragraph (a)4(i) or
(a)4(iii) of Rule 3a4-1 of the Securities Act; except for securities issued pursuant to Rule 415 under the Securities Act, wherein the 12 months shall begin with the last sale of any security within one registration.

Neither Mr. Chien nor Ms. Yu will purchase shares in this offering. There will not be any affiliates or associates of Mr. Chien and/or Ms. Yu purchasing shares in this offering.

We estimate the offering expenses to be $5,400. Mr. Chien has agreed to be responsible for advancing us periodic payments to cover our actual expenses incurred, not to exceed $70,000, less the amount received in the offering, pursuant to the financial agreement between Mr. Chien and the Company. Without the financial support of Mr. Chien, and assuming only nominal funds are raised through this offering, the Company would not be able to satisfy its cash requirements for the foreseeable future. As of the date of this prospectus, our cash balance in the bank is $1,020.

RULE 10b-5. EMPLOYMENT OF MANIPULATIVE and DECEPTIVE PRACTICES

We are subject to applicable rules and regulations of the Exchange Act including, without limitation, "Rule 10b-5: Employment of Manipulative and Deceptive Practices"; insofar as we, under certain circumstances, may be a distribution participant under Regulation M.

As a distribution participant, it would be unlawful for us, or any affiliated purchaser, to directly or indirectly bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the appropriate restricted period. Note: Regulation M does not prohibit us from offering to sell or soliciting offers to buy our securities pursuant to this offering.

In the past, we have received unsolicited indications of interest in USChina Channel INC from individuals familiar with our business. When our registration statement is declared effective by the SEC, Mr. Chien will arrange for delivery of a prospectus to these individual investors and to our friends and relatives who are interested in considering an investment in our Company.

Mr. Chien intends to solicit individual investors through personal contacts. He does not intend to use any general advertising or solicitation to locate potential investors.

Offering Period:

This offering will be open for a period of 90 days from the effective date of this registration statement and may be extended for an additional 90 days if we chose to do so. This offering will terminate no later than 180 days from the date the registration statement becomes effective. We may terminate the offering at any earlier time if we chose to do so.

Procedure for subscribing and buying our Shares:

If you decide to purchase shares in this offering, you must complete and sign our Subscription Agreement, which we have the right to accept or reject based upon your financial condition. The Subscription Agreement needs to be attached and sent with either a personal check or certified funds, in the exact amount of your purchase, payable to: "USChina Channel Inc.

Right to Reject Subscriptions:

It is entirely at the Company's discretion to accept or reject your Subscription Agreement. If we reject your subscription, your check or certified funds will be immediately returned to you. Subscriptions for securities will be accepted or rejected within 72 hours after our receipt.

                       TRANSFER AGENT AND REGISTRAR

We have not yet appointed a stock transfer agent for our common stock. We intend to do so immediately upon this registration statement becoming effective.

                            LEGAL PROCEEDINGS

To our knowledge, neither the Company, nor any officer, director, or member of the Audit Committee, is a party to any material legal proceeding.

No officer, director or member of the Audit Committee has ever violated a securities law, been convicted of a felony, nor filed bankruptcy.

      DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Board Of Directors

All directors of our Company hold office until the next annual meeting of the shareholders, or until their successors have been elected. The officers of our Company are appointed by our board of directors and hold office until their death, resignation or removal from office. As of December 31, 2006, our directors and executive officers are listed below.

 Name            Age          Term Served as       Position with the
                             Director/Officer        Company
Andrew Chien      61     	 April, 2006         President,
                                                   Treasurer, CFO,
                                                   Secretary,
                                                   Director,
                                                   Principal Accountant

Charlene Yu       46           April, 2006           Director

Andrew Chien is the founder of our Company. He also owns USChina Channel LLC, which was established in January, 2006. Since 1998, Andrew Chien has been a self-employed, stock market, day-trader and investor. Mr. Chien has assisted pink sheet listed companies with auditing procedures and conducting proper due diligence. Previous to his formation of USChina Channel LLC, Mr. Chien was a senior manufacturing engineer for three years with Gerber Scientific Products, Inc., based in Connecticut.

Mr. Chien was born in China and received his Bachelor of Science degree at The Jiangsu Institute of Technology, Zhengjiang, Jiangsu, China in 1968.
He was gainfully employed for eighteen years in China until he came to the United States in 1986. In 1988, he received his Masters degree of Mathematics at the University of Rhode Island. In 1999, he became a US citizen. Mr. Chien's extensive education and professional experience in the both U.S. and in China make him a valuable asset to conduct business for the Company, as he can instinctively understand and negotiate the cultural differences between US and Chinese individuals. Mr. Chien is not an officer or director of any other reporting company.

Charlene Yu has been investing in both trader and investor education and trade technology since the end of 2001. Before that, she worked for four years as a consultant to the Global Information Technology Group of Credit Suisse First Boston. She was born in China and came to U.S. in 1985. She received a M.S. degree in Physics. In 1994, she received a Ph.D. in Medical Physics from the University of Chicago. She became a U.S. citizen in 2000. Ms. Yu's extensive knowledge of the trading technology and her unique and diversified background enable her to provide customized technical analysis of potential customers for the Company. Ms. Yu is not an officer or director of any other reporting company.

Audit Committee

    Name       Age        Term Served as        Position with the Company
                       Member of Committee
Xiaoxi Wang     34          July, 2006          Member of the Audit Committee

Xiaoxi Wang joined the Company on July 20, 2006, to fill a vacancy as a Member of the Audit Committee for the Company. Mr. Wang is neither a shareholder, nor a Director. Mr. Wang is not affiliated with any other business or person who could impair or interfere with his independent judgment as a Member of the Audit Committee. Mr. Wang has extensive financial experience and possesses an in-depth understanding of financial statements and generally accepted accounting principles. He has experience in auditing and internal controls. From September 1999, through May 2003, Mr. Wang was a Junior/Senior auditor for KPMG, Chartered Accountants in Dublin, Ireland. From June 2003, until September 2005, he was employed as a senior auditor at Price Waterhouse Coopers, LLP., in New York. From September 2005, through April 2006, he was an Internal Audit Manager at Morgan Stanley Inc., in New York. Mr. Wang received his Bachelor of Engineering degree at Beijing University of Chemical Technology, China, in 1994, and his Masters of Business Administration at Trinity College Dublin, Ireland, in 1999.

Mr. Wang is not an officer or director, or a member of any audit committee of any other reporting company. Mr. Wang will hold his office until the next annual meeting of the shareholders, or until his successor has been elected and qualified. Mr. Wang's fee for his services on the Audit Committee will be paid in cash based on the time spent working, plus reimbursement for legitimate expenses.

Due to the current operating size of the Company, we believe that a one-member Audit Committee is appropriate. The Board of Directors will nominate the candidate for the Member of the Audit Committee, once each year. At the Annual Shareholder meeting, the Company will elect the Member to the Audit Committee.

The responsibility of the Company's Audit Committee shall be to enforce the Code of Ethics adopted by the Company in April 2006. The Audit Committee will report to the Shareholders at any meeting thereof, and to the Board of Directors at least once each year regarding the general effectiveness of the Company's Code of Ethics, the Company's financial controls and reporting procedures, plus the Company's business conduct.

There are no family relationships among the Officers, Directors or the Member of the Audit Committee.

Code of Ethics

In April 2006, the Company adopted the Code of Ethics pursuant to Item 406 of Regulation S-B, of which all our officers and employees are bound by. The Code of ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with the law. A copy of the Code of Ethics is included as Exhibit 14 to this registration statement. The full text of the Code of Ethics also posted in the Company's website: www.uschinachannel.net

A printed copy of the Code of Ethics may be obtained free of charge by writing to the Corporate Secretary at: USChina Channel, INC., 665 Ellsworth Avenue, New Haven, CT 06511.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERSAND MANAGEMENT

We have set forth in the following table information which is relative to our common stock beneficially owned on March 1, 2007 for:

(1) each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock;
(2) each of our executive officer and directors; and
(3) all executive officer and directors as a group.

As of March 1, 2007, there were 1,020,000 shares of our Common Stock issued and outstanding.

Name and Address of      Amount of           Percent of Class
 Beneficial Owner      Beneficial Owner       Before Offering

Andrew Chien
665 Ellsworth Avenue      1,000,000               98%
New Haven, CT 06511

Charlene Yu
2266 36th St. 2FL            10,000                1%
Astoria, NY 11105

  Total:                  1,010,000               99%


                  FUTURE SALES BY EXISTING SHAREHOLDERS

A total of 1,020,000 shares of common stock were issued pursuant to Rule 144 of the Securities Act, all of which are "restricted securities". Under Rule 144, the shares may be publicly sold, subject to volume of our trading market, plus other restrictions, one year from the date the certificate was issued.

Shares purchased from this offering, will be immediately available for resale. However, there is currently no trading market and, if a trading market develops, the sale of shares by any of our officers or directors could have a depressive effect on the market value of our common stock.


                     DESCRIPTION OF THE SECURITIES

Common Stock:

We are currently authorized to issue 75,000,000 shares of $0.001 par value common stock. On March 1, 2007 there were 1,020,000 shares issued and outstanding. All shares are equal to each other with respect to liquidation and dividend rights. Shareholders with voting rights are entitled to one vote per each share of stock they own.

Holders of shares of common stock are entitled to share in all dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of the shares of common stock are entitled to participate on a pro-rata basis in a distribution of assets available for distribution to all shareholders. There are no conversions, pre-emptive, or other subscription rights or privileges with respect to any shares.

Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights. This means that the holders of more the 50% of the shares will be able to carry the majority vote for each of the directors; thereby electing all of the directors, as well as the Member of the Audit Committee, if they choose to do so. In such event, the holders of the remaining shares, aggregating less than 50%, will not be able to elect any of the directors.

Following completion of this offering, we will not be required to provide you with an annual report and we will not voluntarily send an annual report to you. We will be required to file reports with the Securities and Exchange Commission (SEC) pursuant to Section (13) or 15(d) of the Securities Exchange Act of 1934. The reports will be filed electronically. The common reports that we will be required to file are known as Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at their Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and will contain copies of the reports that we file electronically.


              INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named below was or is a promoter, underwriter, voting trustee, director, officer or employee of USChina Channel Inc.

Legal Matters: Dennis H. Johnston, attorney at law, has reviewed this registration statement and provided an opinion on the validity of our issuance of common stock thereunder.

Accounting Matters: The financial statements included in this prospectus, have been audited by Yongqing Ruan, CPA, located in Woodbridge, Connecticut. As set forth in their report attached to this prospectus, we relied upon the expert opinion and accuracy of the firm for the audited financial statements and related attached reports.

        DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                      SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide that the Board of Directors has the power to:

1. indemnify our directors, officers, employees and agents to the fullest extent permitted under the laws of the State of Nevada;

2. authorize payment of expenses incurred in defending a civil or criminal action; and

3. purchase and maintain insurance on behalf of any director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, a amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

               ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated in April 2006. We have not yet commenced operations. We are in a start-up stage and are raising our initial capital. We anticipate making all arrangements necessary to begin our operations as soon as practicable.

                      DESCRIPTION OF BUSINESS

Company History

USChina Channel INC (the INC) was incorporated in April 2006, under the laws of the State of Nevada. Our principal executive office, and the location from which we conduct our business is: 665 Ellsworth Avenue, New Haven, CT 06511. This is the home of the Company's President Andrew Chien. The Company uses Mr. Chien's home, rent-free, but the costs for office equipment such as telephones, computers, printer, fax machine, scanner and Internet service are shared between Mr. Chien and the Company. Our telephone number is (203) 844-0809 and our Internet address is www.uschinachannel.net Mr. Chien was responsible for developing and publishing our website: www.uschinachannel.net

Our Strategy

The Company's business will focus on furnishing business services to the small and medium sized private companies in the People's Republic of China who wish to find business partners, agencies, financing sources, or who wish to become public through an IPO or reverse merger in the United States, Canada or Europe. These services consist of:

a. Preparing SEC filings for Chinese companies, as well as US "shell" companies that are willing to conduct merger transactions.
b. The filings include Forms 10-QSB, 10-KSB, 14C, SB-2, 8-K, Form 3's and 4's and other SEC forms.
c. Agency services for exhibits, including FREE demonstrations.
d. Making budget plans.
e. Document preparation for shareholder meetings
f. Arranging displays and exhibit or display booths
g. Acting as temporary staff.
h. Agency services for conferences or road shows to prepare documents to assist executives with company presentations.
i. Patent broker services, including patent filings.

Every project will be individually analyzed, billed and serviced by Mr. Chien. To our knowledge, no other Company provides "temporary help" agency services to Chinese companies for exhibits, conferences or securities related document and transaction services. We believe this will enhance our ability to attract customers. Should we need to hire third party contractors to handle our workload, we will bill the customers at the actual costs, plus an additional 30% service charge for our overhead. As our business grows and the workload increases, the Company will hire long-term contract workers to assist us in providing services.

We understand that we will need many clients before we can financially afford to offer all of our services to many customers at once. We believe the sale of our stock in this offering, to the extent successful, will allow us to commence servicing customers and to help us grow our Company.

We believe we can launch our services on a small scale, regardless of the funds raised in this offering, because USChina Channel LLC. has existing cliets that could use our services. The LLC's function is to provide management consulting services relating to "reverse" mergers among Chinese companies and OTCBB listed "shell" companies. We feel the LLC will use its best efforts to persuade its Chinese customers to hire us as their SEC filing agent and to prepare shareholder communications after the LLC has helped such clients to effect a merger with a US public "shell" company.

The LLC may elect to either hire us directly, or refer their clients to us, for assistance in preparing their documentation relating to SEC filings and merger transactions. Although the LLC has no overlapping services with USChina Channel, we believe the LLC will bring us many customers because there is a strong demand for our services once the merger has been completed between the Chinese Company and the US, Canadian or European "shell" company.

In October of 2006, the LLC and our Company entered into a MARKET AGREEMENT, which is attached to this prospectus as Exhibit 10.01.

In addition to referrals from the LLC, USChina Channel plans to market and attract customers independently due to the abundance of prospective customers. About eighty Chinese companies have listed on the OTCBB in the past seven years. We are aware of many Chinese companies with significant net worth that are seeking to merge with a U.S. reporting public company. These companies will create a large market place for our services such as prospectus writing, marketing, advertising and the preparation of SEC related filing and documentation.

In one such pending transaction, the LLC would hire USChina Channel to coordinate the efforts of three attorneys working on a merger transaction with an LLC client. The LLC is willing to pay us a fee of $100 per hour to improve communication among the parties, due to language and cultural barriers, while ensuring compliance with various laws and regulations in both China and the US. Our US attorney will complete the final documentation.

However, without the proceeds from this offering, it will be very difficult to expand our services and customer base.

Most of the OTCBB listed Chinese companies interviewed by our President, stated that their objective was to be listed on one of the larger stock exchanges. However, after much effort, less than 10% of the eighty companies succeeded in listing their stock on the AMEX or NASDAQ. We were told by several of the unsuccessful companies that they failed because of violations of filing requirements under the Exchange Act. Several of the Chinese companies on the OTCBB trade with very little volume, because no one is aware of their existence. These companies have little advice with regard to SEC filings and related documentation. We believe we can provide the services these companies are lacking to help ensure their success, which should generate profits for USChina Channel.

Although the labor cost in China is a fraction of the cost in the US, we plan to conduct our business with the help of the Internet, as our major communications tool, to help reduce costs. We may also move more contract work into China, to save additional money.

Business Overview

The Company is in the development stage and has not yet commenced operations or generated any revenue. We have only one officer, Mr. Chien, who has the proper skill sets and experience in the field of business services and marketing that we require to start operations. We believe that providing our services to the Chinese companies already in the US, as well as companies in China that desire to merge with a US, Canadian or European "shell" company, will be successful because of our President's (Mr. Chien):

a. profound knowledge of the SEC regulations;
b. profound knowledge of the financial industry and business economies of both China and North America;
c. skill sets and experience in the business service field with both Chinese and North American entities and their principals;
d. language skills of both Chinese and English; and
e. work ethics and his strong determination to turn our business into a financial success.

Mr. Chien was employed as an engineer/manager for several companies. He had experience in developing exhibits that were presented at various conferences, and the know how to apply for patents on multiple types of intellectual property. On September 21, 1992, Mr. Chien filed a patent application in US, on his own, which was accepted: patent # 5337485. Since 1998, Mr. Chien has been a stock market day trader and investor who has personally witnessed substantial errors made by Chinese companies in undertaking reverse mergers. Mr. Chien has written and published several articles explaining how the Chinese companies made such errors. These articles are published in Chinese and in English, both of which Mr. Chien is proficient in.

Since the website opened to the public on December 29, 2005, our Company has received many e-mails requesting our assistance and asking for additional documentation. This affords our Company with low cost, worldwide exposure, which has already attracted Chinese executives and potential customers.

However, despite the management skills of Mr. Chien, there can be no assurance that the Company will be able to establish its own niche, or maintain a competitive edge against current and future competitors; especially those who have longer operating histories, more experienced management, greater marketing alliances and resources, more employees, et cetera. In addition, our competitors likely have more financial resources than we have since our Company has only a minimal amount of cash on hand to work with. There is no guarantee that we will ever have enough capital to create successful operations. With the Company's only officer, Mr. Chien, located in New Haven, Connecticut, we may be at a location disadvantage. However, we are confident that Mr. Chien will ultimately generate revenue for our Company based on his contacts in the Chinese community, his knowledge of SEC regulations and the financial industry in general, his skills and experience in the field of providing business services, plus his marketing strategy. In addition, with specific regard to Mr. Chien's commercial experience, we definitely believe his impressive background gives him the edge to understand the needs and desires of Chinese Companies as well as the commerce approach of those who retain the services of Chinese companies.

Target Market

Our target market will be small to medium size private companies in the People's Republic of China who wish to merge with business partners in the United States, Canada or Europe, to become publicly listed through either an IPO (Initial Public Offering) or a "reverse" merger with a public "shell" company. Our target market further includes Chinese companies that are already publicly listed in the US, Canada, or Europe, who wish to hire our Company to provide our services such as filings, road shows, trade shows, conferences, and other business services which they presently lack.
We will conduct our business in accordance with all applicable laws and regulations of the cities, states and countries of which we are conducting business. Currently, we do not need any special license or regulatory requirements in the US or China to perform our services, other than the issuance of a CIK number from the SEC and any local business licenses. The regulation and policy changes for the financial industry in both China and the US may have a material influence to our business.

For example, the implementation of the Sarbanes-Oxley Act, regarding small businesses governed by the SEC, plus the new guide for the Commerce Department of the Chinese Government designed specifically for the financing of private companies going overseas t become public, may have a negative effect on our business. However, as the Chinese companies feel stronger about going public overseas, they will pay attention to the costs and quality our services can provide to them. We will watch these changes closely and adapt necessary measures to adjust our business strategy accordingly. At the present time, and to the best of our knowledge, we do not believe that our income or revenues will be materially affected by the possible changes of any regulations or policies pending in China or the US.

Marketing

Since our inception, the marketing activities of our company have been limited to our website, developed by Mr. Chien, plus the articles he has published regarding our Company and the services it intends to provide. The articles we placed on our website have generated contacts from potential customers via e-mail, mail, telephone or, on occasion, by personal visits.

We anticipate utilizing additional marketing activities to attract customers for our services once we have raised capital from this offering.

These additional marketing activities will be designed to inform potential customers about the benefits of using our services and will include the following:

a. ongoing development and distribution of marketing literature;
b. participation at industry events or conferences;
c. trade publication advertising;
d. promotion of our web site;
e. alliances with Chinese partners or organizations; and
f. establishing personal contacts among industry analysts.

Revenue Stream

Our Company will realize revenue when we obtain customers and charge those customers fees for our business services. We plan to charge our customers on an annual basis, per project, rather than by the hour for the filing of the SEC documents and other services. We will survey our competition and adjust our fees to be slightly lower than industry averages.

We believe that some customers may elect to issue us shares of their common stock for our services if they do not have adequate cash resources.

Competition

Competition for providing business services to the small and medium size, private Chinese companies is becoming very aggressive. Many of our competitors have certain advantages over us such as:

a. greater financial resources,
b. much longer operating history,
c. stronger name recognition, and
d. superior marketing resources.

We may not be able to compete successfully against such established competitors. Competitive pressures may also force us to lower our prices. Any price reduction could reduce our revenues and profitability. We cannot guarantee that we will succeed in marketing our services or generating revenues. We do not provide legal advice, nor do we act as an investment advisor. We are not registered as a broker dealer. In addition there are law firms and investment that are presently organizing business services designed for the Chinese marketplace. This could negatively affect our ability to secure customers. Any inability to secure or maintain customers would adversely affect our ability to generate revenue and realize profits.

To compete successfully, we plan to market our services to a small and select group of Chinese companies. Specifically, smaller customers that will be attracted to our reduced service fees, acceptance of their publicly traded stock as payment, and reduced cash deposits.

We believe once the client has worked with us, because of our personalized service and lower fees, he will likely become a repeat customer and may also refer other companies to us.

Employees

Since July of 2006, Mr. Chien has been working about thirty hours per week in performing services for us related to organizing the business. Mr. Wang works part time as a member of the Audit Committee.

We expect that additional personnel will be needed as the demand for our services increases and our customer base grows. We plan to use contract labor with the appropriate skill sets, rather than full-time employees, to assist us in providing services to our customers.


      MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

During the next twelve months, we first plan to focus our efforts on raising capital. Once we have obtained sufficient minimum capital, through this offering or by other means, our efforts will be directed towards obtaining customers who are willing to pay for our services. If we raise the maximum amount of funds in this offering, we anticipate we will have sufficient capital to cover our expenses for the next 12 months.

We are currently in the development stage so operating activity is limited to the Company's capital. Although we may have only one customer in the next six months, we have no guarantee we can successfully complete the contract to be a surviving business.

Our business objectives include the following:

1. Within 90 days of completion of this offering, we expect to finalize our market plan, which consists of preparing and distributing our literature for advertising of our business in the US, Canada, Europe and China. We will add new features to our website to enhance our visibility to potential customers.

2. Within three to six months of completion of this offering, we expect to have customers to begin contract work, especially on legal and consulting for mergers between China and the US, Canada, and Europe, as well as consulting with the Companies here in the US who are already public.

3. Within the next six to twelve months of completion of this offering, we plan to use all of our efforts to fully complete projects for our customer(s), which entail utilizing legal services to file all the appropriate 10Q, 10K, SB-2 electronic filings, and holding road shows and conference presentations for better exposure for the Public Companies and or mergers.

4. Within twelve to fifteen months of the completion of this offering, we expect to have a solid presence in China to sign agent agreements with several Chinese Companies. We feel we will also be training employees at this time to assist us with our services, by paying these employees a commission for each job they refer our Company too.

5. Within twelve to fifteen months of completion of this offering, we expect to have an excellent network among our officers and employees within China, the US, Canada and Europe. Contingent on this network we have built internally, we will complete several contracts within a short period of time to generate revenue and profits for the Company.

In the event we raise less money than the maximum within this prospectus, we will need to reduce our employees in the US, Canada, Europe and China. Mr. Chien would need to perform the majority of the work.

Since we are in the initial stages of developing our business, there is no assurance that there will be sufficient demand for our services to allow us to operate profitably. Our auditors have determined that we do not currently have sufficient working capital necessary to be successful. As a result, our auditors have raised substantial doubt about our ability to continue. On December 31, 2006, the cash balance on hand for the Company was $1,020.

If we are not successful at creating demand for our services, then it is unlikely we will generate revenue and become profitable.

We expect to address the concerns raised by our auditors by:

1. Raising capital of up to the maximum of $200,000;
2. To find more customers who have capital to invest or pay us;
3. To demand upfront payment from every new client.

The crucial time frame to build our business depends greatly on the net proceeds raised in this offering. We cannot make any guarantee that our cash requirement will be met during the time periods as indicated unless we raise the maximum amount in this offering. Should our cash requirements exceed our net proceeds during the time period listed, we will have to raise additional funding to continue operating our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

In accordance with the Financial Agreement between Mr. Chien and the Company, dated October 3, 2006 (see Exhibit 10.02), any additional expenses pertaining to the Company will be advanced by Mr. Chien, up to a maximum of $70,000.

Should no funding occur from this prospectus, Mr. Chien will not seek repayment of advances he has made for expenses. The Company will not be liable to Mr. Chien or any other party for payment of expenses undertaken by Mr. Chien on behalf of the Company up to the amount of the difference between $70,000 and the proceeds raised in this offering.

If only a minimal amount of funding is raised from this offering and we cannot find funding from any other source to pay our expenses, the Company may be forced to cease or greatly curtail its operations.

Assuming that the 400,000 shares are sold, we believe the $200,000 raised will be enough to fund our Company for the next twelve to fifteen months as follows:

1. The Cost of this offering ($5,400)
2. Accounting expenses ($7,000)
3. Equipment ($5,000)
4. Marketing ($11,000)
5. Working Capital ($171,600)

Assuming 300,000 shares are sold, we believe the Company will have enough proceeds to remain in business between ten to twelve months as follows:

1. The cost of this offering ($5,400)
2. Accounting expenses ($6,000)
3. Equipment ($5,000)
4. Marketing ($6,000)
5. Working Capital (127,600)

Assuming 200,000 shares are sold, we believe the Company will have enough proceeds to remain in business between eight to twelve months as follows:

1. The cost of this offering ($5,400)
2. Accounting expenses ($5,000)
3. Equipment ($4,000)
4. Marketing ($6,000)
5. Working Capital ($80,600)

Assuming 100,000 shares are sold, we believe the Company will have enough proceeds to remain in business between six to nine months as follows:

1. The cost of this offering ($5,400)
2. Accounting ($5,000)
3. Equipment ($3,000)
4. Marketing ($6,000)
5. Working Capital (33,600)

If the funding proceeds are more than $70,000, Mr. Chien does not have to loan the Company any funds. If the proceeds are less than $70,000, Mr. Chien will loan the Company up to $70,000, less any amounts realized from the offering. Mr. Chien may need to spend more time in his other business, which could adversely affect our business.


                        DESCRIPTION OF PROPERTY

Our offices are located at 665 Ellsworth Avenue, New Haven, CT 06511. This is the home of the Company's President, Andrew Chien. Mr. Chien has verbally agreed to allow us to use his home as our office without charge until such time that we have net operating income to pay rent, or we decide to obtain office space at another location. Our office space is sufficient for our current needs.

The Company also uses Mr. Chien's telephone equipment, personal computers, Scanner, fax machine and printer for our business purposes and have agreed to share the cost of such usage with Mr. Chien.


            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have issued shares to the following officers, directors, promoters, and beneficial owners of more than 5% of our outstanding securities.

   Name         Number     Consideration      Position with     Date of
               Of Shares       Given           the Company       Given

Andrew Chien   1,000,000     $1000            President        04/28/2006
                                             Treasurer
                                             CFO, Secretary
                                              Director

Charlene Yu       10,000       $10            Director         04/28/2006

On October 3, 2006, Andrew Chien signed a Financial Agreement with the Company, promising to loan the Company up to $70,000, without interest, to cover expenses incurred prior to this offering.

On October 3, 2006, the USChina Channel LLC also signed the Marketing Agreement with the Company to assist the USChina Channel INC Company to begin and expand the operations of the business.


         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Currently, our securities are not publicly traded. There is no assurance that a trading market will ever develop, or, if one does develop, that it will be maintained for any length of time. Pursuant to this prospectus, we are offering a maximum of 400,000 shares of common stock on a best efforts basis. Our stock is held by a small number of investors thus reducing the liquidity of our stock. Consequently, a purchaser of shares may find it difficult to resell the securities offered in this prospectus, should he desire to do so. The shares of this Company are not eligible for margin so it is unlikely that a lending institution would accept our common stock as collateral for a loan.

To date, none of our outstanding shares are subject to any outstanding options, warrants to purchase, or securities that are convertible into common stock. We have not agreed to register the shares of our common stock held by our existing security holders prior to this offering.

We currently have three shareholders: Mr. Andrew Chien, Mrs. Chien and Ms. Yu. These three shareholders collectively own a total of 1,020,000 shares of common shares that are "restricted securities", as defined under Rule 144 of the Securities Act. The 1,020,000 shares will be eligible for sale after they have been held for a period of at least one year, subject to volume limitations, timing, manner of sale, and filing of notice requirements. Under Rule 144, a person who has beneficially owned shares of a Company's common stock for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of:

1. One per cent of the number of shares of the company's common stock, then outstanding.

2. The average weekly trading volume of the Company's common stock during the four calendar weeks preceding the filing of a notice of Form 144 with respect to the sale; provided, that the shares are trading on a nationally quoted exchange.

3. Under Rule 144(k), a person who is not one of the Company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares for at least two years, is entitled to sell shares without complying with the manner of the sale, public information, volume limitation or notice of the provisions of Rule 144.

4. The shares held by Mr. Chien, Ms. Chien and Ms. Yu, were issued on April 28, 2006, so any sale of stock could not take place prior to April 28, 2007.


                          EXECUTIVE COMPENSATION

To date, we have no employees other than our sole officer, Mr. Chien and Mr. Wang, our only member of the Audit Committee. No officer, director or member of the Audit Committee has yet been paid any compensation. We currently have no formal employment agreements or other contractual arrangements with our Officer, Member of Audit Committee, Directors, or anyone else regarding the commitment of time or the payment of salaries or other remuneration.

None of the proceeds raised from this offering will be used to pay a salary to our Officer or Member of Audit Committee, or Directors. Directors do not receive compensation for their services and are not reimbursed for expenses incurred in attending board meetings.

Mr. Chien will be compensated in the form of a service fee or charge paid from revenues generated by the Company's customers. The amount of his service charge is based upon: (1) primary responsibilities, (2) financial performance of the Company, (3) expected future financial performance of the Company and
(4) any other factors that are determined by the board of directors. The commencement of such compensation to Mr. Chien will also be determined at the discretion of our board of directors. The primary consideration when determining the timing of payments to Mr. Chien, if any, will be the financial condition of the Company. Specifically, we anticipate the board to authorize payment only when the Company realizes positive cash flow in any quarterly fiscal period. Mr. Chien's service charge will not exceed $150,000 in any fiscal year.

At this time, we do not anticipate awarding stock options to anyone.

























                       FINANCIAL STATEMENT
           ( For the Quarter ended On December 31, 2006 )
                 ( This space intentionally left blank )


















                    	   USChina Channel Inc.
                  	Consolidated Balance Sheet
                      	     (unaudited)

                              			6/30/2006	12/31/2006
                           			   Audited 	   Unaudited

Cash                                            $  1,020  	 1,020

Total Current Asset                   		   1,020  	 1,020
Investment
Property                                 	       0  	     0
Intangible Assets                      	               0   	     0

Total Assets                		           1,020 	  1,020

Liability and Shareholders equity

Current Liability
Accounts payable                    		       0 	     0
Due to officer                   		     493	 5,354

Total Liabilities                 		     493	 5,354

Shareholders' Equity
1020000 Shares o/s w/  Par value $0.001 	    1,020        1,020
Deficit accumulated in development stage	   ($493)	($5,354)

Total Shareholders' Equity            		    $527	($4,334)

Total Liabilities and Shareholders' Equity 	    1,020	 1,020

























                           USChina Channel Inc.
                    Consolidated Statement of Operation
                               (Unaudited)

                              		Three Months	Six Months	From
                                          ended on      ended on    inception
                                                        		to

                                       12/31/2006    12/31/2006   12/31/2006

Revenue                             	   $   0	   $   0       $   0

Gross Profits                       	       0	       0   	   0
Operating expenses                  	       0    	       0    	   0
Selling expenses                    	       0     	       0           0
General and administration expenses           20   	   4,861       5,354

Income (loss) from Operation          	     (20)  	  (4,861)     (5,354)

Other income (expenses)                        0               0           0
Interests expenses                    	       0               0           0
Income tax                           	       0       	       0           0

Net income (loss)                            (20)  	  (4,861)     (5,354)

Basic and diluted net earning
per share (1,020,000 Shares O/S)               0       	       0           0

                 	     USChina  Channel Inc
     Consolidated Statement Of Changes In Stockholder's Equity

                      	        Common
                       	        Shares     Par 	      Profits      Total
                                     		       (Loss)

Issuance of Common Stock     1,020,000   $1,020   		  $1,020

Net Profits (Loss)                   		       ($493) 	    (493)


Balance, June 30, 2006                                  (493)  	     527
(Audited)

Net Profits (Loss)                     	              (4,841)     (4,841)


Balance, September 30, 2006   1,020,000    1,020      (5,334) 	  (4,314)
(Unaudited)

Net Profits (Loss)                       		 (20) 	     (20)


Balance, December 31,  2006   1,020,000    1,020      (5,354) 	  (4,334)
(Unaudited)
























                  	    USChina Channel Inc.
           		Consolidated Statement of Cash Flows
                    	     (unaudited)

                              			Six Months        From
                             			  ended on       Inception to
                                 		12/31/2006	  12/31/2006

Cash Flow from operating activities
Net Income (Loss)                   		($4,861)  	 ($5,354)

Change in operating assets and liabilities
(Decrease) increase in:
      Due Office                     		  4,861  	  5,354

Net cash provided by operating activity   	      0  	      0

Cash flows from investing activities                  0    	      0

Cash flows from financing activities
Proceeds from sale of common stock      	      0 	  1,020

Net cash provided by financing activities   	      0 	  1,020


Net Increase in Cash               		      0   	  1,020
Cash, beginning at the period         		  1,020   	      0
Cash, end at the period              		  1,020 	  1,020



































                      FINANCIAL STATEMENT
              ( For the year ended On June 30, 2006 )



              ( This page intentionally left blank )













































REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of USChina Channel Inc.

I have audited the accompanying balance sheet of USChina Channel Inc. (A Development Stage Company) as of June 30, 2006, and the related statements of operations, stockholders' equity and cash flow for the period from April 26 (inception), to June 30, 2006.

These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USChina Channel Inc. (A Development Stage Company) as of June 30, 2006, and the results of its operations and its cash flows from April 26, 2006 (inception), to June 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that USChina Channel Inc. (A Development Stage Company) will continue as a going concern. As discussed in Note 3 to the financial statements, USChina Channel Inc. (A Development Stage Company) has minimal operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Yongqing Ruan, CPA
Woodbridge, CT

August 15, 2006





                          USChina Channel Inc.
                     Consolidated Balance Sheet
                                      		  June 30,2006

Cash                                    	  $ 1,020

Total Current Asset                       	    1,020
Investment
Property                                   	       0
Intangible Assets                           	       0
Total Assets                            	   1,020

Liability and Shareholders equity
Current Liability
Accounts payable                             	       0
Due to officer                              	     493

Total Liabilities                          	     493

Shareholders' Equity
1020000 Shares o/s w/ Par value $0.001             1,020
Deficit accumulated during development stage        -493

Total Shareholders' Equity               	     527

Total Liabilities and Shareholders' Equity         1,020

See accompanying summary of accounting policies and notes to financial statements.


                        USChina Channel Inc.
                Consolidated Statement of Operation

                                        	     June 30,2006
Revenue                                        	     $    0

Gross Profits                                     	  0

Operating expenses                               	  0
Selling expenses                                  	  0
General and administration expenses                     493

Research and development
Costs                                          	          0

Income (loss) from Operation                           (493)

Other income (expenses)                                   0
Interests expenses                           	          0
Income tax                                      	  0
Net income (loss)                             	       (493)

Basic and diluted net
earning per share                               	  0

See accompanying summary of accounting policies and notes to financial statements.



                      USChina Channel Inc.
  Consolidated Statement Of Changes In Stockholder's Equity


                    	      Common
                     	      Shares 	Par	      Profits      Total

                                       			(Loss)

Issuance of Common Stock    1,020,000  $1,020     		  $1,020

Net Profits (Loss)                        	  	($493)     ($493)

Balance
June 30,2006                1,020,000  $1,020           ($493)      $527






                         USChina Channel Inc.
                Consolidated Statement of Cash Flows

                                                   	    6/30/2006
Cash Flow from operating activities
Net Income (Loss)                                   	    $(493)
Change in operating assets and liabilities
(Decrease) increase in:
   Due Officer                                     	      493
   Net cash provided by operating activity                      0

Cash flows from investing activities                            0

Cash flows from financing activities
   Proceeds from sale of common stock                       1,020

Net cash provided by financing activities                   1,020


Net Increase in Cash                                        1,020
Cash, beginning at the period                                   0
Cash, end at the period                                   $ 1,020




See accompanying summary of accounting policies and notes to financial statements.







                         USChina Channel Inc.
                     NOTES TO FINANCIAL STATEMENTS
                             June 30, 2006

1. ORGANIZATIONS AND DESCRIPTION OF BUSINESS

USChina Channel Inc was incorporated in Nevada on April 26, 2006, under the laws of the State of Nevada, for the purpose of providing management services to the small or median sized private companies in the People's Republic of China that want to look for business partners, or agencies, or financing resources, or to become public listing through IPO or reverse merger in the United States, Canada or Europe.

The Company is in the development stage with minimal operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a June 30 year-end.

Basic Earnings Per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No.128 effective April 26, 2006 (date of inception).

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of diluted items in the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectible is reasonably assured. This typically occurs when the services are rendered.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had minimal operations during the period from April 26, 2006 (date of inception) to June 30, 2006 and generated no revenues and the Company's current cash of $1,020 is not sufficient to cover the operating expenses for the next twelve months. This condition raises substantial doubt about the Company's ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital. Management believes that the Company will be able to operate for the coming year by obtaining additional financial responsibilities from Mr. Andrew Chien, the President and CFO of the company, and from other sources of equity funding.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 400,000 shares for sale at $.50 per share to raise capital of $200,000 to implement their business plan. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stocks.

5. RELATED PARTY TRANSACTIONS

The sole officer of the Company may, in the future, become involved in other business opportunities as they become available, he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

The filing cost of $473 has been accrued on the account of Due to Office for the filing cost paid by the officer. The Company neither owns nor leases any real or personal property. Mr. Andrew Chien has provided office and furniture without any charges.

6. INCOME TAXES

                                                 As of June 30, 2006

Deferred tax assets:
     Net operating tax carry forwards               $ 0
     Other                               	      0

     Gross deferred tax assets                        0
     Valuation allowance         	             (0)
     Net deferred tax assets                      $   0

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

7. NET OPERATING LOSSES

As of June 30, 2006, the Company has a net operating loss carryforward of $473. Net operating loss carryforward expires twenty years from the date the loss was incurred.


8. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On April 28, 2006, the Company issued a total of 1,020,000 shares of common stock in the amount of $0.001 per share to two directors and one shareholder for a total cash of $1,020.

As of June 30, 2006 the Company had 1,020,000 shares of common stock issued and outstanding.

9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2006:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 1,020,000 shares issued and outstanding.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

None.



Dealer Prospectus Delivery Obligation

Until (       , 2007), all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The registrant had agreed to indemnify its executive officers and directors the fullest extent permitted by the Nevada Revised Statutes (the "NRS") and our bylaws except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the registrant. That NRS permits the registrant to indemnify any person, who is, or is threatened to be made, a party to any threatened, pending or completed action, or suit, whether civil, criminal, administrative or investigative (other than an action by the registrant) by reason of the fact that the person is or was, or temporally is or was an officer or director of the registrant. The indemnity is based on the fact that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The indemnity may include liabilities, judgments, costs, all fines and expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The registrant's obligations of indemnification, if any, shall be conditioned on the registrant receiving prompt notice of the claim and the opportunity to settle and defend the claim. The registrant may indemnify officers and directors in an action by the Registrant or in its right under the same conditions. The foregoing indemnification provisions are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote, or otherwise.


      ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

Amount

SEC Registration fee (1)                     $    21.40
Transfer and Miscellaneous expenses          $   578.60
Accounting fee                               $   800.00
Legal fee:                                   $ 4,000.00

Total:                                       $ 5,400.00

(1)	All expenses, except SEC registration fee are estimated.


      ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On April 28, 2006, 1,000,000 restricted common shares were issued to our President, Treasurer, and Chief Financial Officer, Principal Accounting Officer, and Director Mr. Chien, in exchange for consideration of $1,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

On April 28, 2006, 10,000 restricted common shares were issued to our Director Charlene Yu in exchange for consideration of $10. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

On April 28, 2006, 10,000 restricted common shares were issued to our shareholder Jiayang Chien in exchange for consideration of $10. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

                  ITEM 27.  EXHIBITS

Reference Exhibit no.     Document                     Location

3          3.01       Articles of Incorporation           Filed

3          3.02       By-Laws                             Filed

5          5.01       Opinion on Legality                 Filed

10        10.01       Marketing Agreement                 Filed

10        10.02       Financial Agreement                 Filed

14        14.01       Ethics of Code                      Filed

23        23.01       Consent of Auditor                 Attached

99        99.01       Specimen Subscription Agreement     Filed


                  ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	Undertaking Required by Regulation S-B, Item 512(a).

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

    (a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

    (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (c) Include any additional material information not previously disclosed or any material change to such information in the registration statement with respect to the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, treat each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant;

    (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.     Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

3.	Undertaking Required by Regulation S-B, Item 512(g)(2):

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form or prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Signatures
    In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Haven, Connecticut, on March 1, 2007.

                                     USChina Channel INC

                                     By: /s/ Andrew Chien
                                     _____________________
                                             Andrew Chien
                                        President, Treasurer,
                                        CFO, Principal Accounting Officer
                                        Director, Secretary

                                     By: /s/ Charlene Yu
                                      _____________________
                                              Charlene Yu
                                               Director